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               Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the VistaCare, Inc. 1998 Stock Option Plan; VistaCare, Inc. 2002 Non-Employee Director Stock Option Plan; and the VistaCare, Inc. 2002 Employee Stock Purchase Plan of our report dated November 15, 2002, with respect to the consolidated financial statements of VistaCare, Inc. included in the Form S-1 for the nine months ended September 30, 2002 and for the three years ended December 31, 2001, filed with the Securities and Exchange Commission.

                                                  /s/ Ernst & Young LLP

Phoenix, Arizona
January 16, 2003